Exhibit 99.1

Investor Contact:	Company Contact:
Dennis Walsh	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com
TRC Announces Third-Quarter Fiscal 2012 Financial Results
Net Service Revenue Increase of 30% and
Margin Improvement Drive Strong Operating Income Growth

Lowell, MA, May 9, 2012 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, today announced financial results for the three and nine month periods ended March 30, 2012.

Financial Highlights

	Three Months Ended		Nine Months Ended
	March 30,	March 25,	March 30,	March 25,
(In millions, except per share data)	2012	2011	2012	2011

Net service revenue (1)	$75.1	$57.7	$222.5	$175.7
Arena Towers litigation expense (reversal) (2)	$—	$—	$(11.1)	$—
Operating income	$3.5	$1.1	$23.9	$7.4
Federal and state income tax benefit (provision)	$0.6	$ 0.0	$4.1	$(0.7)
Accretion charges on preferred stock	$—	$—	$—	$(7.3)
Net income (loss) applicable to TRC Companies, Inc.'s common shareholders	$3.9	$1.0	$27.8	$(1.1)
Diluted earnings (loss) per common share	$0.13	$0.03	$0.97	$(0.05)
Diluted weighted-average common shares outstanding	28.9	27.9	28.6	23.0
(1)The Company believes net service revenue best reflects the value of services provided to its customers and is the most meaningful indicator of TRC's revenue performance.
(2) On October 5, 2011 a post-trial motion was granted to disregard a substantial portion of the verdict in this matter resulting in an $11.2 million reduction of the litigation accrual. A judgment was entered in the case on October 10, 2011, and on January 3, 2012 the Company paid $8.7 million in full satisfaction of the judgment and interest. In the fourth quarter of fiscal 2011 the Company had recorded a litigation accrual of $17.3 million related to the verdict.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Comments on Fiscal Third-Quarter Results
“In the third quarter, we delivered another solid performance, growing net service revenue (NSR) by 30% and more than tripling our operating income,” said Chairman and Chief Executive Officer Chris Vincze. “The revenue increase is primarily the result of executing our organic growth strategy in the Energy segment, combined with contributions from our recent acquisitions in the Environmental segment. In addition, our ongoing margin improvement initiatives are proving to be successful - resulting in enhanced operating margins in the quarter.”

“TRC's Energy segment continues to be our largest contributor to growth. For the quarter, NSR for this segment was up 40%, and segment profit increased 57%. Demand in this segment has strengthened as utilities have enhanced capital investments to upgrade their electrical transmission and distribution systems. We also continue to see healthy levels of activity in the energy efficiency related markets.”

“The acquisitions we have made in our Environmental segment are contributing meaningfully to our overall results. NSR for this segment grew 30%, with a large majority of that growth coming from acquisitions. Higher project volume and improvements to our cost structure resulted in an impressive 81% increase in segment profit.”

“Infrastructure segment NSR for the quarter was up 8% despite the headwinds presented by the lack of a federal transportation bill and tight state and municipal funds. Part of our successful strategy for this segment has been to focus on TRC niche markets, such as construction engineering inspection, where TRC provides cost-effective services in high volume for many state transportation departments. In addition to the NSR growth, improved project execution across the segment and a lower expense structure translated into a 57% increase in segment profit for the third quarter.”

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Business Outlook
“The long-term outlook for all three of TRC's operating segments remains promising. In the near-term, we will benefit from the increasing demand for our Energy services, while the Environmental and Infrastructure markets are expected to regain momentum in the mid- to longer-term. The nation's focus on developing more efficient and cleaner power generation sources, as well as renewable energy initiatives, will create material opportunities for our Energy segment. In our Environmental segment, TRC has the capabilities to support all phases of the development of the natural gas markets. Two years ago, we launched our shale initiative to better capitalize on our multifaceted expertise in that market. We will continue to focus on profitable growth for our Infrastructure segment through organic growth initiatives, cross-selling opportunities and margin improvement.”

“Overall, TRC has created a highly scalable business model that enables us to pursue strategic niche acquisitions while continuing to invest in internal growth. We have minimal long-term debt and a healthy balance sheet, which provides us with the financial flexibility to execute both elements of our growth strategy. We remain confident that our unique blend of specialized services, talented staff of professionals and reputation for excellence will continue to differentiate TRC in our markets. As the business and economic environments gradually improve, we are optimistic about achieving our goal of delivering consistent profitable growth.”

Conference Call Information
The Company will broadcast its financial results conference call today, at 9 a.m. ET. Those who wish to listen to the conference call should visit the “Investor Center” section of TRC's website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 709-8155 or (201) 689-8881 prior to the start of the call. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company's website for one year.

About TRC
A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter at @TRC_Companies and on LinkedIn.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC's future expectations, contain projections of the Company's future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance; the uncertainty of our operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC's services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC's Annual Report on Form 10-K for the fiscal year ended June 30, 2011, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2012	March 25, 2012	March 30, 2012	March 25, 2012
Gross revenue	$101,118	$76,071	$310,231	$239,180
Less subcontractor costs and other direct reimbursable charges	25,983	18,323	87,745	63,519
Net service revenue	75,135	57,748	222,486	175,661
Interest income from contractual arrangements	56	95	229	308
Insurance recoverables and other income	554	392	1,292	3,302
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	62,910	48,912	184,245	147,201
General and administrative expenses	8,087	6,713	22,482	19,563
Provision for doubtful accounts	—	449	365	1,622
Depreciation and amortization	1,231	1,025	4,027	3,486
Arena Towers litigation expense (reversal)	—	—	(11,061)	—
Total operating costs and expenses	72,228	57,099	200,058	171,872
Operating income	3,517	1,136	23,949	7,399
Interest expense	(228)	(173)	(584)	(588)
Income from operations before taxes and equity in earnings	3,289	963	23,365	6,811
Federal and state income tax benefit (provision)	571	(16)	4,075	(702)
Income from operations before equity in earnings	3,860	947	27,440	6,109
Equity in earnings from unconsolidated affiliates, net of taxes	—	—	270	10
Net income	3,860	947	27,710	6,119
Net loss applicable to noncontrolling interest	21	5	70	39
Net income applicable to TRC Companies, Inc.	3,881	952	27,780	6,158
Accretion charges on preferred stock	—	—	—	(7,261)
Net income (loss) applicable to TRC Companies, Inc.'s common shareholders	$3,881	$952	$27,780	$(1,103)

Basic earnings (loss) per common share	$0.14	$0.04	$1.00	$(0.05)
Diluted earnings (loss) per common share	$0.13	$0.03	$0.97	$(0.05)

Weighted-average common shares outstanding:
Basic	27,887	27,190	27,733	22,957
Diluted	28,943	27,921	28,619	22,957

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	March 30, 2012	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$13,270	$10,829
Accounts receivable, less allowance for doubtful accounts	91,410	89,258
Insurance recoverable - environmental remediation	27,232	30,827
Restricted investments	6,755	12,413
Prepaid expenses and other current assets	13,891	10,087
Total current assets	152,558	153,414
Property and equipment	52,304	48,475
Less accumulated depreciation and amortization	(38,685)	(36,825)
Property and equipment, net	13,619	11,650
Goodwill	24,888	20,886
Investments in and advances to unconsolidated affiliates and construction joint ventures	114	111
Long-term restricted investments	34,838	38,753
Long-term prepaid insurance	35,056	37,410
Other assets	14,677	13,836
Total assets	$275,750	$276,060
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$6,383	$3,139
Accounts payable	25,110	26,510
Accrued compensation and benefits	35,488	28,252
Deferred revenue	16,650	22,709
Environmental remediation liabilities	475	505
Other accrued liabilities	37,478	59,718
Total current liabilities	121,584	140,833
Non-current liabilities:
Long-term debt, net of current portion	4,162	6,037
Income taxes payable	109	4,912
Deferred revenue	83,513	88,865
Environmental remediation liabilities	5,450	5,741
Total liabilities	214,818	246,388
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 27,910,904 and 27,907,422 shares issued and outstanding, respectively, at March 30, 2012, and 27,303,774 and 27,300,292 shares issued and outstanding, respectively, at June 30, 2011	2,791	2,730
Additional paid-in capital	177,907	173,984
Accumulated deficit	(119,475)	(147,255)
Accumulated other comprehensive income	(5)	429
Treasury stock, at cost	(33)	(33)
Total shareholders' equity applicable to TRC Companies, Inc.	61,185	29,855
Noncontrolling interest	(253)	(183)
Total equity	60,932	29,672
Total liabilities and equity	$275,750	$276,060

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995